Exhibit 10.5
PLEDGE AGREEMENT
(U.S. Health Services Corp.)
          THIS PLEDGE AGREEMENT (this “Agreement”), made as of July 27, 2006, by U.S. Health Services Corp., a Delaware corporation (“Pledgor”), in favor of Michael G. Browning (“Lender”).
WITNESSETH THAT:
          WHEREAS, Lender has agreed to extend a bridge loan to Pledgor’s parent corporation, Standard Management Corporation, an Indiana corporation (the “Borrower”), pursuant to a Secured Promissory Note of even date herewith in the original principal amount of $2,837,087.67 (the “Note”); and
          WHEREAS, Pledgor owns all of the issued and outstanding securities (the “Pledged Securities”) of Rainier Home Health Care Pharmacy, Inc., a Washington corporation (“Rainier”), Precision Healthcare, Inc. (“Precision”), a Tennessee corporation, Long Term Rx, Inc., an Indiana corporation (“Long Term Rx”), and Home Med Channel, Inc., an Indiana corporation (“Home Med”); and
          WHEREAS, as a condition to Lender extending credit to Borrower under the Note, Lender requires Pledgor to pledge a security interest in the Pledged Securities to Lender;
          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:
          1. Pledge. Pledgor hereby pledges to Lender, and grants to Lender a first priority lien on and first priority security interest in the Pledged Securities as security for the prompt and complete payment of the Liabilities, as hereinafter defined, and performance of Pledgor hereunder. As used herein, “Liabilities” means.
     (a) the due and punctual payment by Borrower of the principal of and premium, if any, and interest (including interest accruing under the terms of the Note during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise;
     (b) the due and punctual payment and performance by Borrower of its obligations under the Fee Letter dated July 26, 2006, to Lender “the “Fee Letter”);
     (c) any and all additional advances made by Lender to protect or preserve the Pledged Securities or the lien created on such property, or for performance of any of Pledgor’s obligations hereunder or Borrower’s obligations under the Note or the Fee Letter or for any other purpose provided herein or in the Note (whether or not Pledgor remains the owner of the Pledged Securities at the time of such advances and it being understood that Lender is not under any obligation to make future advances);

     (d) all costs and expenses, including attorneys’ fees and expenses, incurred by Lender in the collection or enforcement of any of the Liabilities described in (a), (b), or (c) above; and
     (e) all extensions, renewals, and modifications of any of the Liabilities described in (a), (b), (c), or (d) above.
          2. Delivery of Pledged Securities. Upon the execution of this Agreement, Pledgor shall deliver to Lender certificates representing the Pledged Securities, together with duly executed forms of assignment sufficient to transfer title thereto to Lender upon the exercise of their rights under this Agreement. Lender shall hold the certificates representing the Pledged Securities, together with duly executed forms of assignment sufficient to transfer title thereto to Lender, until full and final payment and performance of the Liabilities and the obligations of Pledgor hereunder. Lender shall hold the Pledged Securities subject to, and have all rights of a secured creditor under, the Uniform Commercial Code, as enacted in Indiana.
          3. Representations and Warranties of Borrower. Pledgor represents and warrants to Lender that:
     (a) Pledgor is the record and beneficial owner of, and has legal and beneficial title to, the Pledged Securities, and such Pledged Securities are and will remain free and clear of all liens, security interests or other encumbrances except the security interest and pledge granted under this Agreement;
     (b) Pledgor has full capacity and legal authority under its governance documents to execute, deliver, and perform this Agreement; and
     (c) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally.
     4. Pledgor covenants to Lender that Pledgor:
     (a) shall not create, incur, assume, or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Securities or Pledgor’s rights as a holder thereof, other than pursuant to this Agreement;
     (b) shall not sell or otherwise transfer any Pledged Securities or any interest therein;
     (c) will faithfully preserve, defend and protect Lender’s right, title and security interest in and to the Pledged Securities against the claims and demands of all persons whomsoever. Pledgor, at its or Borrower’s sole cost and expense, will do all such other acts and things and execute and deliver all such other instruments and documents, including without limitation, further security agreements, pledges and assignments, as Lender may reasonably deem necessary or advisable from time to time in order to perfect, preserve and continue as perfected the priority of such security interest. At the election of

Lender, Pledgor shall or shall cause the Borrower to, at Pledgor’s or Borrower’s sole cost and expense, prepare, execute, and file all necessary financing statements and supplements thereto, if any, describing the Pledged Securities (collectively, the “Financing Agreements”), continuation statements and other documents with respect to the Pledged Securities. Pledgor hereby authorizes Borrower to prepare, execute and file all such Financing Agreements, continuation statements and other documents; and
     (d) shall cause Rainier, Precision, Long Term Rx, and Home Med to keep full and accurate books and records relating to the Pledged Securities and stamp or otherwise mark such books and records in such a manner as Lender may require in order to reflect the security interests and pledge granted by this Agreement.
          5. Voting Rights; Cash Dividends. Until such time as an Event of Default occurs, Pledgor shall have all voting rights, but shall have no right to receive cash dividends or distributions with respect to the Pledged Securities.
          6. Dividends; Distributions, etc. If, while this Agreement is in effect, Pledgor becomes entitled to receive or receives any cash dividends or distributions in respect of the Pledged Securities, or any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Securities (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock or unit dividend or otherwise), Pledgor shall accept such dividends, distributions, securities or other property on behalf of and for the benefit of Lender as additional security for the Liabilities and shall promptly deliver such dividends, distributions, securities, or other papers to Lender together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Securities and subject to the security interest granted hereunder.
          7. Default. If there is any (a) Event of Default under the Note and as defined therein, or (b) any breach of this Agreement that occurs and continues for 10 business days after Lender has given notice to Pledgor of such default and Lender have given Pledgor an opportunity to cure such breach (each of (a) and (b) above being an “Event of Default”), Lender may exercise any and all of the rights, powers and remedies of any owner of the Pledged Securities (including the right to vote the Pledged Securities) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Indiana or otherwise available to Lender under applicable law.
          8. Costs and Attorneys’ Fees. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder.
          9. Payment of Indebtedness and Release of Pledged Securities. Upon payment in full of the indebtedness and obligation secured hereby, Lender shall surrender the Pledged Securities to Pledgor together with all forms of assignment.
          10. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Lender, Pledgor shall execute and deliver such further documents (including Uniform Commercial Code financing statements) and do such further acts and things as Lender may reasonably request in order to effect the purposes of this Agreement, all at the sole cost and expense of Borrower.

          11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          12. No Waiver, Cumulative Remedies. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.
          13. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgor and Lender.
          14. Successors. This Agreement and all obligations of Pledgor hereunder shall be binding upon the heirs, executors, administrators, representatives and permitted assigns of Pledgor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and their successors and assigns. Pledgor and Lender shall not have any right to assign their respective rights or obligations under this Agreement or any interest herein without the prior written consent of Pledgor or Lender, as applicable (the giving of such consent to be within the sole discretion of the parties whose consents are required).
          15. Possession of Pledged Securities. Lender shall exercise reasonable care to assure the safe custody of the Pledged Securities in the physical possession of Lender pursuant hereto.
          16. Survival of Representations. All representations and warranties of the Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.
          17. Notices. All notices or other written communications contemplated by this Agreement shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, (iii) on the day of receipt of a confirmed transmission, if delivered by facsimile to the number set forth below, or (iv) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Lender:	Mr. Michael G. Browning
c/o Browning Investments, Inc.
6100 West 96th Street
Suite 250
Indianapolis, IN 46278

and copy to:	Baker & Daniels LLP
300 North Meridian Street, Suite 2700
Indianapolis, IN 46204
Facsimile No.: 317-237-1000
Attention: James M. Carr

If to Pledgor:	c/o Standard Management Corporation
10689 N. Pennsylvania St.
Indianapolis, IN 46280
Attention: Ronald D. Hunter
Facsimile No.: 317-574-6227

and copy to:	Sommer Barnard
One Indiana Square, Suite 3500
Indianapolis, IN 46204
Attention: Robert J. Hicks
Facsimile No.: 317-713-3699
or addressed as such party may from time to time designate by written notice to the other party.
          18. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the internal Laws of the State of Indiana, without regard to its conflicts of law rules.
[Signature Page Follows]

          IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.

U.S. Health Services Corp.

By:	/s/ Michael B. Berry
Name: Michael B. Berry
Title: Treasurer